Exhibit 10.2

FIRST AMENDMENT TO THE TRUST INDENTURE

THIS FIRST AMENDMENT TO TRUST INDENTURE is dated as of the 14th day of May, 2014,

BETWEEN:

FORTIS INC.,

a corporation continued under the laws of the Province of Newfoundland and Labrador, with an office in the City of St. John’s, in the Province of Newfoundland and Labrador,

(hereinafter referred to as the “Corporation”),

- and -

COMPUTERSHARE TRUST COMPANY OF CANADA,

a trust company incorporated under the laws of Canada and duly authorized to carry on the business of a trust company in each province of Canada,

(hereinafter referred to as the “Trustee”).

WHEREAS by a trust indenture dated January 9, 2014 between the Corporation and the Trustee (which trust indenture is hereinafter referred to as the “Indenture”) provision was made for the issuance of up to $2,039,100,000 principal amount of 4% convertible unsecured subordinated debentures (the “Debentures”);

AND WHEREAS the Corporation wishes to amend provisions of the Indenture to correct certain internal inconsistencies within the Indenture and as between the Indenture and the certificate representing the $1,800,000,000 principal amount of Debentures outstanding under the Indenture;

AND WHEREAS section 12.1 of the Indenture provides that from time to time the Trustee and the Corporation may, with the prior written consent of the Toronto Stock Exchange (the “TSX”), amend or supplement the Indenture or the Debentures without notice to or consent of any Holder (as defined in the Indenture) for purposes including, pursuant to subsection 12.1(a)(viii), curing any ambiguity, omission, inconsistency or correcting or supplementing any defective provision contained in the Indenture;

AND WHEREAS the TSX has consented in writing to this First Amendment to the Indenture (the “First Amendment”);

AND WHEREAS this First Amendment is executed and delivered pursuant to subsection 12.1(a)(viii) of the Indenture;

NOW THEREFORE THIS INDENTURE WITNESSETH that in consideration of the premises, the covenants and agreements contained herein and the sum of Ten Dollars ($10.00) now paid by each of the parties hereto to the other (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

ARTICLE 1
INTERPRETATION

1.1                                                                               Definitions

In this First Amendment unless otherwise defined herein or the context otherwise requires all capitalized terms have the respective meanings ascribed thereto in the Indenture.

1.2                                                                               Interpretation

This First Amendment amends the Indenture and shall be read in conjunction therewith. Except only insofar as the Indenture may be inconsistent with the express provisions of this First Amendment, in which case the terms of this First Amendment shall govern and supercede those contained in the Indenture only to the extent of such inconsistency, all of the provisions of the Indenture and this First Amendment shall henceforth have effect so far as practicable as if all the provisions of the Indenture and this First Amendment were contained in one instrument.

ARTICLE 2
AMENDMENT TO INDENTURE

2.1                                                                               Amendments to the Indenture

(a)                                 The definition of “Redemption Price” in Section 1.1 of the Indenture shall be amended by adding the words “or Mandatory Redemption Date, as applicable” following the words “Redemption Date” in the third line of that definition.

(b)                                 Section 3.3 of the Indenture shall be deleted in its entirety and replaced by the following:

“Every Debenture issued hereunder, whether issued originally or in exchange for a previously issued Debenture, shall bear interest from and including the later of (a) its Original Issue Date (or from such other date as may be expressed in such Debenture) and (b) the first day of the month of the last Interest Payment Date to which full interest shall have been paid or made available for payment on the outstanding Debentures.  Whenever in this Indenture there is mention, in any context, of the payment of interest, such mention shall be deemed to include the payment of interest on amounts in default.”

(c)                                  Subsection 3.4(b) of the Indenture shall be deleted in its entirety and replaced by the following:

“Interest for each period in respect of which interest is payable under this Indenture shall be payable from and including the first day of the month of the prior Interest Payment Date to but excluding the first day of the month of the following Interest Payment Date, or in the case of a Redemption Date or Mandatory Redemption Date, as applicable, to but excluding such date, provided that if the next following Interest Payment Date is the Final Instalment Date interest will be payable to and including the Final Instalment Date.”

(d)                                 Section 3.8 of the Indenture shall be amended by deleting the words “Payment Agent” in the sixth line of that section and replacing such words with the words “Paying Agent”.

(e)                                  Subsection 4.5(c) of the Indenture shall be amended by deleting the words “Redemption Notice” in the second line of that subsection and replacing such words with the words “Mandatory Redemption Event Notice”.

(f)                                   Subsection 4.7(c) of the Indenture shall be amended by deleting the word “including” in the fourth line of that subsection and replacing such word with the word “excluding”.

(g)                                  Subsection 6.2(a) of the Indenture shall be amended by adding the word “unpaid” following the words “together with accrued and” in the first line of such subsection.

ARTICLE 3
CONFIRMATION OF INDENTURE

3.1                                                                               Confirmation of Indenture

The Indenture, as amended by this First Amendment, shall be and will continue in full force and effect and is hereby confirmed.

ARTICLE 4
FOR BENEFIT OF HOLDERS

4.1                                                                               Benefit of Indenture

The Corporation and the Trustee confirm that all of the provisions of this First Amendment are for the benefit of the Holders so long as any Debentures are outstanding.

ARTICLE 5
EXECUTION

5.1                                                                               Formal Date

For purposes of convenience, this First Amendment may be referred to as bearing a formal date of May 14, 2014 irrespective of the actual date of its execution.

5.2                                                                               Governing Law

This First Amendment shall be governed by and construed in accordance with the laws of the Province of Newfoundland and Labrador and the laws of Canada applicable therein.

5.3                                                                               Counterparts

This First Amendment may be executed in several counterparts, each of which, when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF THE PARTIES HERETO have duly executed this First Amendment.

FORTIS INC.

By:	/s/ Barry V. Perry
Barry V. Perry
Vice President, Finance and Chief Financial Officer

/s/ Ronald W. McCabe
Ronald W. McCabe
Vice President, General Counsel and Corporate Secretary

COMPUTERSHARE TRUST COMPANY OF CANADA, as Trustee

By:	/s/ Alessandra Pansera
	Name:	Alessandra Pansera
	Title:	Corporate Trust Officer

/s/ Benjamin van de Werve
	Name:	Benjamin van de Werve
	Title:	Corporate Trust Officer